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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 8, 2005

                         WATTS WATER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

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          Delaware                       1-11499                04-2916536
(State or other jurisdiction of   Commission file number     (I.R.S. Employer
incorporation or organization)                              Identification No.)


             815 Chestnut Street, North Andover, Massachusetts 01845
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (978) 688-1811


                                 Not Applicable
          (Former name or former address, if changed since last report)

                              --------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

      On February 8, 2005, the Board of Directors of Watts Water Technologies, Inc. (the "Company") amended and restated the Watts Water Technologies, Inc. Management Stock Purchase Plan (the "MSPP"). Several of the amendments to the MSPP were made in order to bring the MSPP into compliance with Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"). The material amendments are summarized below:

1. Restricted Stock Units ("RSU's") that are awarded under the MSPP will now be valued on the third business day after the Company releases its year-end earnings.

2. MSPP participants' elections to defer an annual bonus under the MSPP must now be made by December 31 of the year before the year in which the bonus will be earned, unless the bonus qualifies as "performance-based compensation" in which case the election must be made by June 30 of the year in which the bonus will be earned.

3. MSPP participants will be permitted to make distribution election changes under the MSPP until December 31, 2005, however, beginning January 1, 2006, MSPP participants will only be permitted to make election changes at least 12 months before a scheduled distribution from the MSPP and any such election change must extend the deferral period for a minimum of five years.

4. The vesting schedule under the MSPP has been clarified to provide that vesting occurs incrementally over a three-year period.

5. Distributions of amounts deferred under the MSPP may not be accelerated other than as permitted under Section 409A in connection with a "change in control" of the Company.

6. There is now a six-month waiting period for distributions made to any "key employee" of the Company in connection with his or her termination of employment.

      The summary description of the MSPP is qualified in its entirety by reference to the full text of the amended and restated MSPP as attached hereto as Exhibit 10.1 and by this reference made a part hereof.

Item 1.01. Entry into a Material Definitive Agreement.

      On February 8, 2005, the Board of Directors of the Company amended and restated the Watts Water Technologies, Inc. Executive Incentive Bonus Plan (the "Bonus Plan"). Several of the amendments were made in order to change the goals assigned to participants in the Bonus Plan and to change the method for determining the percentage of a participant's maximum potential bonus percentage to be received by such participant. The material amendments are summarized below:

1. A participant may now be assigned a subset of the economic value added goal, including without limitation a working capital objective or a cash flow objective.

2.    The inventory turns goal has been replaced with an earnings objective.

3. In the event a participant achieves more than 100% of the target assigned to a bonus goal, that participant will be eligible to receive an additional bonus up to 200% of the percentage weight allocated to such bonus goal, up to a maximum of 200% of such participant's maximum potential bonus percentage.

      The summary description of the Bonus Plan is qualified in its entirety by reference to the full text of the amended and restated Bonus Plan as attached hereto as Exhibit 10.2 and by this reference made a part hereof.

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Item 1.01. Entry into a Material Definitive Agreement.

      On February 8, 2005, the Board of Directors of the Company approved an increase in the amount of the additional annual retainer payable to the Chair of the Audit Committee from $5,000 to $10,000. A summary of the total compensation payable to non-employee directors of the Company as determined by the Board of Directors on May 4, 2004 and revised as described above on February 8, 2005 is attached hereto as Exhibit 10.3 and by this reference made a part hereof.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1  Watts Water Technologies, Inc. Management Stock Purchase Plan.

10.2  Watts Water Technologies, Inc. Executive Incentive Bonus Plan.

10.3  Non-Employee Director Compensation

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.


                                    WATTS WATER TECHNOLOGIES, INC.


Dated: February 9, 2005             By:   /s/ William C. McCartney
                                          -----------------------------
                                          Name:  William C. McCartney
                                          Title: Chief Financial Officer

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                                  Exhibit Index

10.1  Watts Water Technologies, Inc. Management Stock Purchase Plan

10.2  Watts Water Technologies, Inc. Executive Incentive Bonus Plan

10.3  Non-Employee Director Compensation